Exhibit 5.1

May 18, 2020

Cable One, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Cable One, Inc., a Delaware corporation (“Cable One”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of shares of Cable One’s common stock, par value $0.01 per share (the “Common Stock”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (i) the Amended and Restated Certificate of Incorporation of Cable One (the “Certificate of Incorporation”); (ii) the Amended and Restated By-laws of Cable One; (iii) certain resolutions adopted by the board of directors (the “Board”) of Cable One; and (iv) the Registration Statement. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of Cable One and documents furnished to us by Cable One without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Common Stock is offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Common Stock offered thereby and will comply with all applicable laws; (iv) all Common Stock will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) neither the issuance and delivery of the Common Stock, nor the compliance by Cable One with the terms of the Common Stock will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon Cable One or any restriction imposed by any court or governmental body having jurisdiction over Cable One; and (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Common Stock offered or issued will have been duly authorized and validly executed and delivered by Cable One and the other parties thereto, we are of opinion that:

when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the offering, and related matters, of the Common Stock in conformity with the Certificate of Incorporation and (B) certificates representing such Common Stock have been duly executed, countersigned, registered and delivered, assuming that at the time of such issuances Cable One has a sufficient number of authorized and unissued shares of Common Stock available therefor, in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Common Stock) provided for therein, then such Common Stock will be validly issued, fully paid and nonassessable.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America.

We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and that we may be referred to under a similar heading in a prospectus supplement filed after the effective date of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Cable One, Inc.
210 E. Earll Drive
Phoenix, AZ 85012
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